Exhibit 99.1

bluebird bio Announces Definitive Agreement to be Acquired by Carlyle and SK Capital

bluebird stockholders to receive $3.00 per share in cash and a contingent value right of $6.84 per share in cash payable upon achievement of a net sales milestone, contingent upon offer conditions bluebird’s Board of Directors determined this transaction is in the best interest of stockholders following a comprehensive review of strategic alternatives

Carlyle and SK Capital, in collaboration with a team of highly experienced biotech executives led by David Meek, to support bluebird’s growth

SOMERVILLE, Mass.—(BUSINESS WIRE)—Feb. 21, 2025— bluebird bio, Inc. (NASDAQ: BLUE) (“bluebird”) today announced that it has entered into a definitive agreement to be acquired by funds managed by global investment firms Carlyle (NASDAQ: CG) and SK Capital Partners, LP (“SK Capital”) in collaboration with a team of highly experienced biotech executives. David Meek, former CEO of Mirati Therapeutics and Ipsen, is expected to become CEO of bluebird upon closing. Carlyle and SK Capital will provide bluebird primary capital to scale bluebird’s commercial delivery of gene therapies for patients with sickle cell disease, ß-thalassemia, and cerebral adrenoleukodystrophy.

Under the terms of the agreement, bluebird stockholders will receive $3.00 per share in cash and a contingent value right per share, entitling the holder to a payment of $6.84 in cash per contingent value right if bluebird’s current product portfolio achieves $600 million in net sales in any trailing 12-month period prior to or ending on December 31, 2027, for a potential total value of up to $9.84 per share in cash, subject to the tender of a majority of the outstanding shares of bluebird, receipt of applicable regulatory approvals, and other customary closing conditions. bluebird’s Board of Directors (the “bluebird Board”) unanimously approved the agreement and recommends that stockholders tender their shares. Following a comprehensive review of bluebird’s strategic alternatives, including meeting with more than 70 potential investors and partners over a period of five months, and a third and final denial by the Federal Drug Administration of bluebird’s appeal for a priority review voucher, the bluebird Board determined that, absent a significant infusion of capital, bluebird is at risk of defaulting on its loan covenants. The bluebird Board has decided that this transaction is the only viable solution to generate value for stockholders. Additional details on the process will be available in bluebird’s Solicitation/Recommendation Statement on Schedule 14D-9, which will be filed with the U.S. Securities and Exchange Commission (“SEC”).

“For more than a decade, bluebird has been at the forefront of gene therapy, delivering groundbreaking treatments to patients facing life-threatening genetic diseases,” said Andrew Obenshain, current CEO of bluebird. “However, as our financial challenges mounted, it became clear that securing the right strategic partner was critical to maximizing value for our stockholders and ensuring the long-term future of our therapies. After an extensive review process, this acquisition represents the best path forward – maximizing value for stockholders and bringing significant capital, commercial expertise, and a commitment to provide more patients the opportunity to benefit from potentially transformative gene therapies.”

David Meek commented, “bluebird is built on an extraordinary legacy of scientific breakthroughs, and we are committed to unlocking its full potential for patients. With the backing of Carlyle and SK Capital, we will bring the capital and commercial capabilities needed to accelerate and expand patient access to bluebird’s life-changing gene therapies.”

“Carlyle’s healthcare and Abingworth teams have significant experience investing in biopharma and are excited about what lies ahead for bluebird. We look forward to working with David and SK Capital to drive bluebird’s future growth and mission of delivering its therapies to improve patient outcomes,” said Joe Bress, Carlyle Partner and Global Co-Head of Healthcare. Bali Muralidhar, Partner and Chief Investment Officer & COO of Abingworth, Carlyle’s life sciences investment franchise, added, “Over the past decade, we have tracked and been impressed by bluebird’s success in researching and developing breakthrough gene therapies for large, unmet medical needs. Joining forces with Carlyle enables us to collaborate in supporting companies like bluebird in commercializing their innovations for patients.”

Aaron Davenport, Managing Director at SK Capital, commented, “SK Capital has deep experience in the life sciences sector. We have long admired bluebird’s scientific leadership, dedicated focus on severe genetic diseases, and track record of successful product development and launch. We are excited to partner with David and Carlyle to invest in and accelerate the delivery of bluebird’s pioneering gene therapies to needing patients.”

Transaction Details

Under the terms of the agreement, bluebird stockholders will receive $3.00 per share in cash and a contingent value right per share, entitling the holder to a payment of $6.84 in cash per contingent value right if bluebird’s current product portfolio achieves $600 million in net sales in any trailing 12-month period prior to or ending on December 31, 2027.

The transaction is expected to close in the first half of 2025, subject to the tender of a majority of the outstanding shares of bluebird, receipt of applicable regulatory approvals, and other customary closing conditions. bluebird has also entered into amendments to its loan agreement with Hercules Capital, Inc. to facilitate adequate liquidity to position it to maintain operations through the closing.

Upon completion of the transaction, bluebird will become a privately held company, and shares of bluebird common stock will no longer be listed on any public market.

Leerink Partners is acting as bluebird’s financial advisor, and Latham & Watkins LLP is serving as legal counsel to bluebird. Bourne Partners is acting as financial advisor to Carlyle and SK Capital, and Wachtell, Lipton, Rosen & Katz, Kirkland & Ellis LLP, and Orrick, Herrington & Sutcliffe are serving as legal advisors to Carlyle and SK Capital.

About bluebird bio, Inc.

Founded in 2010, bluebird has been setting the standard for gene therapy for more than a decade—first as a scientific pioneer and now as a commercial leader. bluebird has an unrivaled track record in bringing the promise of gene therapy out of clinical studies and into the real-world setting, having secured FDA approvals for three therapies in under two years. Today, we are proving and scaling the commercial model for gene therapy and delivering innovative solutions for access to patients, providers, and payers.

With a dedicated focus on severe genetic diseases, bluebird has the largest and deepest ex-vivo gene therapy data set in the field, with industry-leading programs for sickle cell disease, ß-thalassemia, and cerebral adrenoleukodystrophy. We custom design each of our therapies to address the underlying cause of disease and have developed in-depth and effective analytical methods to understand the safety of our lentiviral vector technologies and drive the field of gene therapy forward.

bluebird continues to forge new paths as a standalone commercial gene therapy company, combining our real-world experience with a deep commitment to patient communities and a people-centric culture that attracts and grows a diverse flock of dedicated birds.

About Carlyle

Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across its business and conducts its operations through three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $441 billion of assets under management as of December 31, 2024, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,300 people in 29 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on X @OneCarlyle and LinkedIn at The Carlyle Group.

About SK Capital

SK Capital is a transformational private investment firm with a disciplined focus on the life sciences, specialty materials, and ingredients sectors. The firm seeks to build resilient, sustainable, and growing businesses that create substantial long-term value. SK Capital aims to utilize its industry, operating, and investment experience to identify opportunities to transform businesses into higher performing organizations with improved strategic positioning, growth, and profitability, as well as lower operating risk. SK Capital’s portfolio of businesses generates revenues of approximately $12 billion annually, employs more than 25,000 people globally, and operates more than 200 plants in over 30 countries. The firm currently has approximately $9 billion in assets under management. For more information, please visit www.skcapitalpartners.com.

Additional Information and Where to Find It

The tender offer in connection with the transaction described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of bluebird. The solicitation and the offer to buy shares of bluebird’s common stock will only be made pursuant to a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials, that Beacon Parent Holdings, L.P. (“Parent”) and Beacon Merger Sub, Inc. (“Merger Sub”) intend to file with the SEC. In addition, bluebird will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Parent, Merger Sub and bluebird with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by (i) bluebird under the “Investors & Media” section of bluebird’s website at www.bluebirdbio.com or (ii) by Parent and Merger Sub by calling Innisfree M&A Incorporated, the information agent for the Offer, toll-free at (877) 825-8793 for stockholders or by calling collect at (212) 750-5833 for banks or brokers.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 OF BLUEBIRD AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

The statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on current beliefs and expectations and include, but are not limited to, statements regarding beliefs about the potential benefits of the transaction; the considerations taken into account and the determination by the Board in approving the transaction; the planned completion and timing of the transactions contemplated by the Agreement and Plan of Merger, dated as of February 21, 2025 (the “Merger Agreement”), by and among bluebird, Parent and Merger Sub; and the prospective performance and outlook of the surviving company’s business, performance, and opportunities. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of bluebird stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable regulatory and/or governmental entities (or any conditions, limitations or restrictions placed on such approvals); risks relating to bluebird’s liquidity during the pendency of the tender offer and the merger or in the event of a termination of the Merger Agreement; the risk that the milestone related to the contingent value rights is not achieved; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from bluebird’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and other risks and uncertainties pertaining to bluebird’s business, including the risks and uncertainties detailed in bluebird’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by bluebird in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and bluebird undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

Investors & Media Contacts

Bluebird

Investors:

Courtney O’Leary

978-621-7347

coleary@bluebirdbio.com

Media:

Jess Rowlands

857-299-6103

jess.rowlands@bluebirdbio.com

Carlyle

Media:

Brittany Berliner

+1 (212) 813-4839

brittany.berliner@carlyle.com

SK Capital

Ben Dillon

+1(646)-278-1353

bdillon@skcapitalpartners.com